Exhibit 99.1

IIOT-OXYS, Inc. Completes Proof of Concept on Aretas Sensor Networks, Inc. Indoor Air Quality Sensors and System

CAMBRIDGE, MA / ACCESSWIRE / September 7, 2022 / IIOT-OXYS, Inc. (OTC PINK: ITOX) ("Oxys" or the “Company”) announces the completion of a Proof of Concept (POC) utilizing Indoor Air Quality (IAQ) sensors and Industrial Internet-of-Things (IIoT) software platform from Aretas Sensor Networks Inc., a Canadian company.

"We continue to be pleased about the rapid progression of this strategic partnership between Oxys and Aretas. This POC is the fourth collaborative step we’ve taken with Aretas since March of this year, following our mutual NDA, a convertible note funding a key Aretas contract, and most recently an SOW to develop Artificial Intelligence (AI) and Machine Learning (ML) algorithms for Aretas,” stated Cliff Emmons, CEO of Oxys. “Work on the POC began in mid-May, arranging sensor deliveries to the POC site, located in Cambridge, MA belonging to Giro DiBiase. The location is home to Giro Studio, and the co-working space where Oxys leases lab space and is the Company’s official business address. Since installation in early June, a series of tests culminated with a demonstration to our Board of Directors (BOD) and Advisory Board during an in-person meeting. Our BOD and Advisory Board encouraged us to continue developing our partnership with Aretas. We’ll continue to maintain the POC as an ongoing demonstration site for prospective customers, and a test site for our algorithm development efforts” continued Mr. Emmons.

The global market for Indoor Air Quality Monitors is estimated at US$3.7 Billion in the year 2020, is projected to reach a revised size of US$6.4 Billion by 2027, growing at a CAGR of 8.2% over the period 2020-2027.1 Mr. Emmons concluded, "Key drivers of future growth at Oxys include securing AI & ML sub-contracts and initiating Proof of Concepts (POCs), and today’s announcement is proof we’re delivering on our promises to our customers, partners, and shareholders. This POC has also laid the groundwork with our partner, Aretas, to explore future co-marketing and co-selling agreements.”

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

About Aretas Sensor Networks Inc.

Aretas Sensor Networks, Inc. combines IoT sensor technology, cloud-based platform, and machine learning/ AI for an end-to-end solution to ingest, collect, display, and analyze IoT data to allow companies to make better decisions.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIoT-OXYS, Inc.